UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

January 1, 2017

IRONWOOD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34620	04-3404176
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Binney Street Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip code)

(617) 621-7722

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)

Effective January 1, 2017, the Board of Directors (the “Board”) of Ironwood Pharmaceuticals, Inc. (the “Company”) increased the number of directors from nine to ten and elected Amy W. Schulman as a Class II director.  Ms. Schulman’s term will expire at the Company’s 2018 annual meeting of stockholders.  Ms. Schulman has been appointed to the Compensation and HR Committee of the Board.

Consistent with the Company’s other non-employee directors, Ms. Schulman is participating in the Company’s Director Compensation Plan, which became effective January 1, 2014 (the “Plan”).  In connection with her appointment and pursuant to the Plan, Ms. Schulman was granted a restricted stock award of 9,793 shares of the Company’s Class A common stock effective January 1, 2017. The forfeiture rights for such shares will lapse on each date set forth below, provided that Ms. Schulman continues to serve as a member of the Board on such date:

Date	Number of Shares
March 1, 2017	4,897
The day before the date of the Company’s 2017 annual meeting of stockholders	4,896

In addition, the Company has entered into an indemnification agreement with Ms. Schulman, the terms of which are consistent with the indemnification agreement entered into with each of the Company’s current directors and certain of its officers.  This agreement requires the Company to indemnify Ms. Schulman to the fullest extent permitted under Delaware law against liabilities that may arise by reason of her service to the Company, and to advance expenses incurred as a result of any proceeding against her as to which she could be indemnified.

There is no arrangement or understanding between Ms. Schulman and any other person pursuant to which Ms. Schulman was selected as a director. Ms. Schulman is not, and has not been since January 1, 2016, a participant in any transaction involving the Company, and is not a participant in any proposed transaction with the Company, in each case, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The full text of the press release issued in connection with the announcement of Ms. Schulman’s election to the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Ironwood Pharmaceuticals, Inc. Press Release dated January 4, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ironwood Pharmaceuticals, Inc.

Dated: January 4, 2017	By:	/s/ Halley E. Gilbert
		Name:	Halley E. Gilbert
		Title:	Senior Vice President, Chief
Legal Officer, and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Ironwood Pharmaceuticals, Inc. Press Release dated January 4, 2017